EXHIBIT 21.1


                                ATEC Group, Inc.
                              List of Subsidiaries

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                                                               Name under which business
                 Name of Subsidiary           Jurisdiction      conducted if different
----------------------------------------------------------------------------------------
Sun Computer & Software, Inc.                   New York
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Micro Computer Store, Inc.                      New York
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American Computer Systems Corporation           New York
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CONY Computer Systems, Inc.                     Connecticut
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Laptop and Office Solutions, Inc.               New York
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Innovative Business Micros, Inc.                New York
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Global Leasing and Trading Corporation          New York
----------------------------------------------------------------------------------------
Logix Solutions, Inc.                           Colorado
----------------------------------------------------------------------------------------

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